UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 10th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     Results of Operations and Financial Condition.

On March 16, 2009, Resource Capital Corp. (the "Company") issued a press release announcing that it had revised the valuation of the commercial mortgage backed securities held in its portfolio. The revision lowered the valuation by $17.6 million, or approximately 0.9% of the Company's total assets. As a result, certain items in the Company's balance sheet, issued as part of the Company's press release dated March 3, 2009, have also been revised. The revision did not impact the Company's reported operating results or related statement of operations for the fourth quarter and year ended December 31, 2008. A copy of the March 16, 2009 press release, including the revised March 3, 2009 press release, is furnished with this report as an exhibit.  The information in this report, including the exhibit hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

ITEM 9.01     Financial Statement and Exhibits.

    (d)    The exhibit furnished as part of this report is identified in the Exhibit Index immediately following the signature page of this report.  Such Exhibit Index is incorporated herein by reference.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 16, 2009	/s/ David J. Bryant David J. Bryant Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX 99.1	Press Release